UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 1, 2024 (June 28, 2024)

THE GABELLI MULTIMEDIA TRUST INC.

(Exact name of registrant as specified in its charter)

Maryland	811-08476	13-3767317
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Corporate Center, Rye, New York		10580
(Address of principal executive offices)		(Zip Code)

Registrants telephone number, including area code (800) 422-3554

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares of Beneficial Interest	GGT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐    Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On June 18, 2024, The Gabelli Multimedia Trust Inc. (the “Fund”) announced that the Board of Directors of the Fund approved a transferable rights offering which would allow the Fund’s record date common shareholders to acquire additional shares of common stock (the “Offering”). Each shareholder will receive one transferable right (the “Right”) for each share of common stock held on the record date of June 28, 2024. The number of Rights to be issued to a shareholder as of the close of business on the record date will be rounded up to the nearest number of Rights evenly divisible by four. Four Rights plus $5.00 (the “Subscription Price”) will be required to purchase one additional share of common stock, par value $0.001 per share (“Common Shares”) (the “Primary Subscription”). The purchase price will be payable in cash. Fractional Common Shares will not be issued upon the exercise of Rights. Record date shareholders who fully exercise their Primary Subscription Rights will be eligible for an over-subscription privilege entitling these shareholders to subscribe, subject to certain limitations and a pro-rata allotment, for any additional Common Shares not purchased pursuant to the Primary Subscription at the same Subscription Price.

On June 28, 2024, the Fund entered into a Rights Agent Agreement, dated June 21, 2024 (the “Rights Agent Agreement”), with Computershare Trust Company, N.A. (the “Rights Agent”), and an Information Agent Agreement, dated June 4, 2024 (the “Information Agent Agreement”), with Morrow Sodali LLC to provide services in connection with the Offering.

The Offering is being made pursuant a prospectus supplement, dated June 28, 2024, and the accompanying prospectus, dated April 19, 2024, each of which constitute part of the Fund’s effective shelf registration statement on Form N-2 (File No. 333-277213) previously filed with the Securities and Exchange Commission (the “Registration Statement”).

The Fund expects to mail subscription certificates evidencing the Rights and a copy of the prospectus supplement and accompanying prospectus for the Offering to record date shareholders beginning on July 3, 2024.

The Offering expires at 5:00 PM Eastern Time on July 22, 2024, unless extended (the “Expiration Date”). Completed subscription certificates and payment must be received by the Rights Agent prior to 5:00 PM Eastern Time, on the Expiration Date (unless exercise is effected by means of a notice of guaranteed delivery).

The foregoing description is only a summary of the Rights Agent Agreement and Information Agent Agreement and is qualified in its entirety by reference to the text of the Rights Agent Agreement filed with this report as Exhibit 10.1 and incorporated herein by reference and the Information Agent Agreement filed with this report as Exhibit 10.2 and incorporated herein by reference. In addition, the form of subscription certificate for the Offering is filed with this report as Exhibit 99.1 and the form of notice of guaranteed delivery for the Offering is filed with this report as Exhibit 99.2

Item 8.01	Other Events.

On June 28, 2024, the Fund commenced the Offering pursuant to the Registration Statement. A copy of the opinion of Venable LLP relating to the validity of the Common Shares to be issued in the Offering is filed as Exhibit 5.1 to this report.

The Fund incorporates by reference the exhibits filed herewith into the Registration Statement.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

	5.1	Opinion of Venable LLP
	10.1	Rights Agent Agreement, dated June 21, 2024
	10.2	Information Agent Agreement, dated June 4, 2024
	23.1	Consent of Venable LLP (included in Exhibit 5.1)
	99.1	Form of Notice of Guaranteed Delivery for Rights Offering
	99.2	Form of Subscription Certificate for Rights Offering

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GABELLI MULTIMEDIA TRUST INC.

Date: July 1, 2024	By:	/s/John C. Ball
	Name:	John C. Ball
	Title:	President and Treasurer